Exhibit 2.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is effective as of December 26, 2003, by and between Jolt Technology Acquisition, Inc., a Florida corporation (“Buyer”), and SMTEK International, Inc., a Delaware corporation (“Seller”).

RECITALS

A.            Seller owns, beneficially and of record, all of the outstanding shares of capital stock (the “Shares”) of Jolt Technology, Inc., a Delaware corporation (the “Company”).

B.            Seller desires to sell and Buyer desires to purchase from Seller all right, title and interest in and to the Shares from Seller.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are acknowledged, Buyer and Seller hereby agree as follows:

1.             Purchase of Shares.  Upon the terms and subject to the conditions of this Agreement, Seller hereby sells, conveys, assigns, transfers and delivers to Buyer, and Buyer hereby purchases, acquires and accepts from Seller, the Shares, free and clear of all encumbrances (other than those that may be imposed by federal or state securities laws).  Accordingly, concurrently herewith, Seller is delivering to Buyer a stock certificate representing the Shares and a stock assignment separate from certificate duly endorsed to Buyer representing the Shares in form satisfactory to Buyer.  In addition, concurrently herewith, Seller is delivering to Buyer letters of resignation from each member of the Board of Directors of the Company.

2.             Purchase Price.  The purchase price for the Shares shall be $940,000.00 (the “Purchase Price”) and is being paid in cash to Seller by wire transfer concurrently herewith.  If requested by Buyer, Seller and Buyer agree to allocate the Purchase Price for all purposes among the assets of the Company.  A draft of the allocations shall be provided by Buyer to Seller within 60 calendar days after the date of this Agreement.  The allocations shall be finalized only after review and approval thereof by Seller, which approval shall not be unreasonably withheld.  In the event that Seller and Buyer are unable to finalize the allocations within 30 calendar days after the draft is provided to Seller, Seller and Buyer shall promptly appoint a mutually acceptable valuation expert (an “Expert”) to resolve any outstanding allocation issues.  The decision of the Expert with respect to such outstanding issues shall be final and binding on Seller and Buyer.  The expense of any such Expert shall be split between Seller and Buyer.

3.             Reimbursement.  Concurrently herewith, Buyer has delivered, or has caused the Company to deliver, any and all amounts drawn against Wells Fargo Acct. No. 9600113331, since December 26, 2003.

4.             Representations and Warranties of Seller.  Seller hereby makes the following representations and warranties, all of which are material, are being relied upon by Buyer, and are true as of the date of this Agreement:

(a)           Seller has the necessary corporate power and authority to execute, deliver and perform this Agreement.  The execution, delivery and performance of this Agreement by Seller has been duly and validly authorized by Seller.  This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors’ rights generally.

(b)           The execution, delivery and performance of this Agreement by Seller will not (i) violate the provisions of, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under its charter documents or bylaws or any contract to which it is a party that is material to its financial condition, results of operations or conduct of its business, (ii) violate any law to which Seller is subject or (iii) result in the creation or imposition of any lien, charge or encumbrance on, or give to others any interest or right in, any of the Shares.

(c)           The execution and delivery of this Agreement by Seller and the performance of this Agreement by Seller will not require filing or registration with, or the issuance of any permit or approval by, any other third party or governmental entity that has not already been obtained.

(d)           There is no order or action pending, or, to the knowledge of Seller, threatened, against or affecting Seller or any of its properties or assets that individually or when aggregated with one or more other orders or actions has or might reasonably be expected to have a material adverse effect on Seller’s ability to perform this Agreement, or the transactions contemplated by this Agreement, and Seller has not received written notice that any such action is threatened.

(e)           Seller represents and warrants that no broker or finder has acted for it in connection with this Agreement or the transaction contemplated by it, and that, to its knowledge, no broker or finder is entitled to any brokerage or finder’s fee or any other commission in connection with this transaction.

(f)            Seller is the sole record and beneficial owner of the Shares, with full right and title to the same, and has not previously sold any Shares to any other person.

(g)           The Shares are not subject to any liens, encumbrances, options, escrow conditions, guaranties, pledges, agreements or claims, except as referenced herein with respect to Wells Fargo Business Credit, Inc.

(h)           Seller has not taken any action that has subjected the assets of the Company to any liens, encumbrances, options, escrow conditions, pledges, agreements or claims other than the liens placed on the Company’s assets by Wells Fargo Business Credit, Inc. (the “Liens”).

(i)            There are no inter-company liabilities or other liabilities of the Company owed to Seller except as specifically set forth in Section 3 of this Agreement.

(j)            The Company is in good standing in the State of Delaware.

(k)           The representations, warranties and covenants of Seller under this Agreement shall survive the execution of this Agreement and the consummation of the purchase and sale of the Shares provided herein.

5.             Limitation on Representations and Warranties.  BUYER ACKNOWLEDGES THAT:

(a)           EXCEPT AS AND TO THE EXTENT SET FORTH IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER TO BUYER AND HEREBY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT, OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO BUYER OR ITS REPRESENTATIVES.

(b)           EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, AT COMMON LAW, BY STATUTE, OR OTHERWISE, RELATING TO THE CONDITION OF THE ASSETS OF THE COMPANY (INCLUDING ANY IMPLIED OR EXPRESSED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE).

(c)           SELLER MAKES NO REPRESENTATIONS OR WARRANTIES TO BUYER REGARDING THE PROBABLE SUCCESS OR PROFITABILITY OF THE COMPANY.

6.             Representations and Warranties of Buyer.  Buyer hereby makes the following representations and warranties, all of which are material, are being relied upon by Seller, and are true as of the date of this Agreement:

(a)           Buyer has the necessary corporate power and authority to execute, deliver and perform this Agreement.  The execution, delivery and performance of this Agreement by Buyer has been duly and validly authorized by Buyer.  This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors’ rights generally.

(b)           The execution, delivery and performance of this Agreement by Buyer will not (i) violate the provisions of, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under its charter documents or bylaws or any contract to which it is a party that is material to its financial condition, results of operations or conduct of its business or (ii) violate any law to which Buyer is subject.

(c)           The execution and delivery of this Agreement by Buyer and the performance of this Agreement by Buyer will not require filing or registration with, or the issuance of any permit or approval by, any other third party or governmental entity.

(d)           There is no order or action pending, or, to the knowledge of Buyer, threatened, against or affecting Buyer or any of its properties or assets that individually or when aggregated with one or more other orders or actions has or might reasonably be expected to have a material adverse effect on Buyer’s ability to perform this Agreement, or the transactions contemplated by this Agreement, and Buyer has not received written notice that any such action is threatened.

(e)           Buyer represents and warrants that no broker or finder has acted for it in connection with this Agreement or the transaction contemplated by it, and that, to its knowledge, no broker or finder is entitled to any brokerage or finder’s fee or any other commission in connection with this transaction.

(f)            Buyer has had full access to all information about the Company in order to determine the value of the Shares, including, without limitation, information concerning the Company’s future prospects.

(g)           Buyer understands that (i) neither the Shares, nor the offer and sale thereof, have been registered or qualified under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or “blue sky” laws, on the ground that the sale provided for in this Agreement is exempt from registration and qualification under the Securities Act and applicable blue sky laws, and (ii) Seller’s reliance on such exemptions is predicated on Buyer’s representations set forth herein.  Buyer is acquiring the Shares for its own account, for investment, and not with a view toward a distribution of such Shares.

(h)           There are no inter-company liabilities or other liabilities of Seller owed to the Company except as specifically set forth in Section 3 of this Agreement.

(i)            The representations, warranties and covenants of Buyer under this Agreement shall survive the execution of this Agreement and the consummation of the purchase and sale of the Shares provided herein.

7.             Non-Compete.  Seller agrees that it will not solicit, interfere with, or compete with Buyer for the business of the Company’s customers listed on Schedule 7 for a period of three years following the date of this Agreement.

8.             Delivery of December Financials.  The Company has delivered to Seller all financial data and reports that are regularly reported to Seller at month-end prior to the execution of this Agreement.  The Company agrees to cause its officers to execute and deliver all certifications normally executed and delivered to Seller in connection with delivering its financial data and reports to Seller.

9.             Release of Liens.  In connection with giving its consent to this Agreement, Wells Fargo has agreed take all necessary actions to release all of the Liens within two business days from the date this Agreement is executed.

10.           Insurance Coverage.  From and after the date of this Agreement, the Company shall be responsible for securing all insurance coverage needed by the Company for itself and its employees.

11.           Employee Matters.  Buyer expressly agrees that it assumes all obligations to provide any required notice under the Worker Adjustment and Retraining Notification Act, as amended, with respect to the termination of any employee of the Company that occurs after the date of this Agreement.

12.           Section 338(h)(10) Election.  At Buyer’s request, Seller and Buyer shall timely file a joint election by Seller and Buyer pursuant to Section 338(h)(10) election for U.S. federal, state and local tax purposes.  Seller and Buyer agree to cooperate fully in order to make such election pursuant to Section 338(h)(10) valid, including, but not limited to, the timely preparation and filing of Form 8023-A and any required attachments thereto.  Seller shall prepare the initial draft of the Form 8023-A and attachments thereto as soon as possible after the allocation of the purchase price among the assets of the Company is determined pursuant to Section 2 of this Agreement.

13.           Tax Cooperation.  Seller and Buyer shall cooperate fully with each other in the preparation of all tax returns and shall provide, or cause to be provided, any records and other information in their possession or control or in the control of their agents reasonably requested by such other party in connection therewith as well as access to, and the cooperation of, their respective auditors.  Seller shall cooperate fully with Buyer in connection with any tax investigation, audit or other proceeding respecting the Company.

14.           Other Cooperation.  Buyer will afford Seller, and its accountants, counsel and other representatives, reasonable access during normal business hours to the books and records of the Company for the periods prior to the date of this Agreement.  Seller or its representatives may, at Seller’s own expense, make copies of such books and records.  Alternatively, Buyer, at its election, may provide Seller with copies of such portions of the books and records of the Company for the periods prior to the date of this Agreement as Seller may reasonably request.

15.           Indemnification.  Seller agrees to indemnify and hold harmless Buyer and its stockholders, directors, officers, employees, affiliates, agents and assigns from and against any and all losses incurred by such person or persons as a result of, or based upon or arising from, (a) any breach of the representations, warranties or covenants of Seller contained in this Agreement or (b) public filings with the Securities and Exchange Commission made by Seller prior to the date of this Agreement that results in a claim against the Company based on such filings (other than a claim based on misrepresentations made or actions taken by the Company or its officers).  Buyer agrees to indemnify and hold harmless Seller, and its stockholders, directors, officers, employees, affiliates, agents and assigns from and against any and all losses incurred by any of them as a result of, or based upon or arising from, any breach of the representations, warranties or covenants of Buyer contained in this Agreement and the operation of the Company from and after the date of this Agreement.  Buyer shall not be entitled to indemnification from Seller on account of any losses in excess of $940,000.  Seller shall not be entitled to indemnification from Buyer on account of any losses in excess of $940,000.

16.           Publicity.  Seller and Buyer shall coordinate all publicity relating to the transactions contemplated by this Agreement and neither party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without obtaining the prior written consent of the other party, except to the extent that independent legal counsel to Seller or Buyer, as the case may be, shall inform the other party that a particular action is required by applicable law.

17.           Survival.  All representations, warranties, agreements and covenants made in this Agreement shall survive the execution of this Agreement.

18.           Further Assurances.  Seller and Buyer shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

19.           Expenses.  Each party shall pay its own expenses incurred in connection with the consummation of the transaction herein specified, including, without limitation, the fees and expenses of such party’s legal counsel, accountants and other advisors.

20.           Assignment.  Neither this Agreement, nor any of the rights hereunder, may be assigned by either party without the written consent of the other party.

21.           Severability.  If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, to the extent that the rights or obligations of the parties under this Agreement will not be materially and adversely affected thereby, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

22.           Entire Agreement.  This Agreement contains the entire agreement of the parties with respect to the transactions contemplated hereby, and supersedes all prior written or oral, and all contemporaneous oral agreements, representations and warranties, written or oral, with respect thereof.

23.           Amendment; Waiver.  This Agreement may be amended only by a written instrument signed by each of the parties, and the terms hereof may be waived only by a written instrument signed by the party waiving compliance.

24.           Governing Law.  This Agreement and the transaction contemplated thereby shall be governed by and construed in accordance with the laws of the State of Florida without regard to its conflicts of laws provisions.

25.           Arbitration.  Any controversy, dispute or claim under, arising out of, in connection with or in relation to this Agreement shall be settled, at the request of either party, by arbitration conducted in accordance with the Commercial Arbitration Rules or then existing rules for commercial arbitration of the American Arbitration Association before a single arbitrator.

26.           Representation by Counsel; Interpretation.  Seller and Buyer each acknowledge that each party to this Agreement has been represented by separate counsel in connection with this Agreement and the transactions contemplated by this Agreement.  Accordingly, any rule of law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.  The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of Buyer and Seller.

27.           Headings.  The headings herein are for reference only and shall not affect the interpretation of this Agreement.

28.           Counterparts.  This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  This Agreement may be executed and delivered by facsimile and all such facsimile signatures may be relied upon as originals.

IN WITNESS WHEREOF, Buyer and Seller have executed this Stock Purchase Agreement as of January 9, 2004.

BUYER:

JOLT TECHNOLOGY ACQUISITION, INC.

By:
Name:
Title:

SELLER:

SMTEK INTERNATIONAL, INC.

By:
Name:
Title:

Schedule 7

See Attached.